EXHIBIT 99.1
MARK A. PHILIP AND ZNOMICS, INC.

CONSULTING AGREEMENT

THIS AGREEMENT is made this 20th day of October, 2009 between Znomics Inc., ("SPONSOR") of 2611 SW 3rd Avenue, Suite 200, Portland, OR 97201 and Mark A. Philip (the "CONSULTANT") of 275 Ridge Lane, Apt #3, Waltham, MA 02452.

WHEREAS SPONSOR wishes to retain the services of the CONSULTANT in the fields of commercial, business development, regulatory and clinical strategies related to medical devices, biotechnology, pharmaceuticals, biomaterials and device/drug combination products (the"Fields").

NOW, THEREFORE the parties hereby agree as follows:

1.  The CONSULTANT shall consult non-exclusively with SPONSOR in the Fields. The CONSULTANT will provide consulting services and respond to SPONSOR's requests and questions in the Fields to the best of his or her abilities in a diligent manner. All engagements of CONSULTANT by SPONSOR will require a signed engagement letter prior to being in force.

2.  Any information or materials that the CONSULTANT receives from SPONSOR ("Confidential Information") will be treated as the strictly confidential and exclusive property of SPONSOR. The CONSULTANT shall only use the Confidential Information for purpose of the consulting relationship with SPONSOR and shall not directly or indirectly disclose or distribute any of the Confidential Information to any third party. Upon request, the CONSULTANT shall promptly return all copies of the Confidential Information to SPONSOR.

3.  The CONSULTANT shall not disclose to any third party or publish, whether orally or in writing, any of the ideas, data or results from the consulting services without the written permission of SPONSOR. If not prohibited by any of the CONSULTANT's employment agreements or relationships, SPONSOR shall own all rights, title and interest in any invention resulting from the consulting services.

4.  In consideration for the performance of consulting services, SPONSOR will pay the CONSULTANT a consulting fee in the amount of $250.00 per hour. This fee shall be payable monthly within 15 days following the submission of an invoice by the CONSULTANT. SPONSOR will also reimburse the CONSULTANT for all pre-authorized out-of-pocket expenses incurred for travel required in connection with the consulting services. Reimbursement of travel expenses shall be made by SPONSOR upon receipt of an itemized statement from the CONSULTANT with, whenever possible, actual bills, receipts, or other evidence of expenses.

5.  The term of this Agreement shall be for a period of one (1) year from the date of this Agreement, subject to renewal by mutual agreement in writing. Either party can terminate this Agreement for any reason by giving the other party 15 days prior written notice. In the event of a breach or default by a party, the other party can terminate this Agreement immediately by giving the defaulting party written notice. The parties agree that Paragraphs 2 and 3 shall survive any termination of this Agreement.

6.  The CONSULTANT represents that the execution of this Agreement and performance of the consulting services does not and will not breach any other agreement, arrangement, understanding, or employment relationship of the CONSULTANT. During the term of this Agreement, the CONSULTANT will not enter into any consulting agreement with any third party which directly competes with the SPONSOR's products.

7.  The CONSULTANT shall perform services for SPONSOR as an independent contractor and not as an employee of SPONSOR. The CONSULTANT shall have no power or authority to act for, represent, or bind SPONSOR or any of its affiliates in any manner.

8.  This Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

9.  This Agreement constitutes the entire understandings of the parties with respect to the subject matter hereof and may not be modified, supplemented or restricted except by an agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF:

MARK A. PHILIP CONSULTANT                                                                                    DWIGHT A. SANGREY, SPONSOR

By: /s/ Mark A. Philip                                                                                                          By: /s/ Dwight A. Sangrey

Effective Date :  October 20, 2009